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                                                                    Exhibit 99.8


                           CONSENT OF JAMES P. MISCOLL


                  I hereby consent to being named as a person who will become a director of Westinghouse Air Brake Company, a Delaware corporation ("WABCO"), in connection with the consummation of the merger (the "Merger") contemplated by the Amended and Restated Agreement and Plan of Merger, dated as of September 26, 1999, between MotivePower Industries, Inc., a Pennsylvania corporation, and WABCO, in the Registration Statement on Form S-4 to be filed by WABCO with the Securities and Exchange Commission in connection with the Merger (the "Registration Statement"), and to the filing of this consent as an exhibit to the Registration Statement.


Signature:  /s/ JAMES P. MISCOLL
          ----------------------------
          James P. Miscoll